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                                                                    Exhibit 23.7



                        CONSENT OF PARENTE RANDOLPH, PC


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Omega Financial Corporation of our report dated February 19, 2002 relating to the financial statements of Sun Bancorp, Inc. for the year ended December 31, 2001, which appears in Sun Bancorp, Inc.'s Annual Report of Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.



Parente Randolph, PC
Williamsport, Pennsylvania
June 10, 2004